    As filed with the Securities and Exchange Commission on August 12, 1994

                                                       REGISTRATION NO. 33-
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           PROTECTIVE LIFE
             CORPORATION                            PLC CAPITAL L.L.C.
(Exact name of registrant as specified    (Exact name of registrant as specified
           in its charter)                           in its charter)
               DELAWARE                                  DELAWARE
   (State or other jurisdiction of           (State or other jurisdiction of
    incorporation or organization)            incorporation or organization)
              95-2492236                                63-1114346
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                           C/O DEBORAH J. LONG, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                                 P.O. BOX 2606
                           BIRMINGHAM, ALABAMA 35202
                                 (205) 879-9230
       (Address, including zip code and telephone number, including area code, of registrants' principal executive offices and agent for service)
                         ------------------------------

                                   COPIES TO:

        MICHAEL W. BLAIR, ESQ.                   ALAN J. SINSHEIMER, ESQ.
         DEBEVOISE & PLIMPTON                      SULLIVAN & CROMWELL
           875 THIRD AVENUE                          125 BROAD STREET
       NEW YORK, NEW YORK 10022                  NEW YORK, NEW YORK 10004

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions, after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                           PROPOSED
                                                                                          PROPOSED          MAXIMUM
                                                                                          MAXIMUM          AGGREGATE
                       TITLE OF EACH CLASS OF                            AMOUNT TO     OFFERING PRICE      OFFERING
                     SECURITIES TO BE REGISTERED                       BE REGISTERED      PER UNIT         PRICE (1)
Protective Life Corporation Debt Securities (2)(4); Protective Life
 Corporation Preferred Stock (4); Protective Life Corporation Common
 Stock (3)(4); PLC Capital L.L.C. Cumulative Monthly Income Preferred
 Securities; Protective Life Corporation
 Guarantee...........................................................       (5)             (5)           $75,000,000


                       TITLE OF EACH CLASS OF                             AMOUNT OF
                     SECURITIES TO BE REGISTERED                       REGISTRATION FEE
Protective Life Corporation Debt Securities (2)(4); Protective Life
 Corporation Preferred Stock (4); Protective Life Corporation Common
 Stock (3)(4); PLC Capital L.L.C. Cumulative Monthly Income Preferred
 Securities; Protective Life Corporation
 Guarantee...........................................................    $25,863 (5)

(1) In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Protective Life Corporation Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by Protective Life Corporation. Such amount represents the maximum aggregate offering price to the public of the securities offered hereby. No separate consideration will be received for any Protective Life Corporation Guarantee.
(2) Includes subordinated debentures which may be issued by Protective Life Corporation to evidence the loan by PLC Capital L.L.C. to Protective Life Corporation of any proceeds from (i) the offer and sale of the PLC Capital L.L.C. Cumulative Monthly Income Preferred Securities and (ii) other capital contributions to PLC Capital L.L.C. No separate consideration will be received for any such subordinated debentures.
(3) Includes rights to purchase Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation Common Stock.
(4) Includes such indeterminate number of shares of Common Stock and Preferred Stock, and indeterminate number of Debt Securities, as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(5) The aggregate amount to be registered and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933. No separate registration fee is required for the Guarantee in accordance with Rule 457(n).

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED HEREIN ALSO RELATES TO A TOTAL OF $45,000,000 OF UNSOLD SECURITIES REGISTERED AS PROTECTIVE LIFE CORPORATION DEBT SECURITIES AND PREFERRED STOCK AND PLC CAPITAL L.L.C. CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES (AND PROTECTIVE LIFE CORPORATION GUARANTEES THEREOF) UNDER REGISTRATION STATEMENT NO. 33-52831, WHICH WAS DECLARED EFFECTIVE ON MAY 31, 1994. IN THE EVENT ANY OF SUCH PREVIOUSLY REGISTERED AND UNSOLD SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH SECURITIES WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-52831, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD SECURITIES PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NO. 33-52831, WITHOUT LIMITATION AS TO CLASS OF SECURITIES, MAY BE OFFERED AND SOLD AS PROTECTIVE LIFE CORPORATION DEBT SECURITIES AND PREFERRED STOCK AND PLC CAPITAL L.L.C. CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES (AND PROTECTIVE LIFE CORPORATION GUARANTEES THEREOF) TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER, THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1994
PROSPECTUS
                          PROTECTIVE LIFE CORPORATION
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               PLC CAPITAL L.L.C.

            CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES ("MIPS"*)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          PROTECTIVE LIFE CORPORATION
                         ------------------------------

    Protective Life Corporation, a Delaware corporation ("Protective Life"), may from time to time offer (a) its debt securities, (the "Debt Securities"), in one or more series, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of its preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, and/or (c) shares of its common stock, par value $.50 per share ("Common Stock"), and PLC Capital, a subsidiary of Protective Life ("PLC Capital"), may from time to time offer, in one or more series, its Cumulative Monthly Income Preferred Securities (the "Preferred Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering. The Debt Securities, Preferred Stock, Common Stock and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial offering price of the Offered Securities in respect of which this Prospectus is being delivered will not exceed U.S. $120,000,000 (or its equivalent (based on the applicable exchange rate at the time of issue), in one or more foreign currencies or currency units as shall be designated by Protective Life). The aggregate initial offering price of the Common Stock in respect of which this Prospectus is being delivered will not exceed U.S. $75,000,000.

    PLC Capital, a limited liability company formed under the laws of the State of Delaware, was formed by Protective Life solely to issue its Preferred Securities, representing preferred limited liability company interests, and its common limited liability company interests ("Common Securities") and loan the proceeds thereof to Protective Life. Accordingly, the proceeds of an offering of Preferred Securities, together with all capital contributions made in respect of Common Securities, will be loaned to Protective Life in exchange for Subordinated Debt Securities of Protective Life ("Subordinated Debentures") having the terms described herein. Interest and principal payments on the Subordinated Debentures are intended to fund the payment of periodic distributions ("dividends") and redemption and liquidation distributions on the Preferred Securities and the Common Securities. The payment of dividends (but only if and to the extent declared out of moneys held by PLC Capital and legally available therefor), and payments on liquidation (but only to the extent of the remaining assets of PLC Capital) or redemption at the option of PLC Capital, with respect to the Preferred Securities will be guaranteed by a subordinated guarantee (the "Guarantee") of Protective Life to the extent set forth herein. See "PLC Capital L.L.C." and "Description of Certain Contractual Back-Up Obligations of Protective Life" for a description of the various contractual backup obligations of Protective Life.

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus
Supplement  (the  "Prospectus   Supplement"),  which   will  describe,   without
limitation and where applicable, the following: (x) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other special terms, (y) in the case of Preferred Stock and Preferred Securities, the specific designation, stated value and liquidation preference per share or security and number of shares or securities offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other special terms and (z) in the case of Common Stock, the number of shares offered, the methods of distribution and the public offering or purchase price. Protective Life's Common Stock is listed on the New York Stock Exchange under the trading symbol "PL". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities in respect of which this Prospectus is being delivered.

    The Debt Securities will be unsecured. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Protective Life. The Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as defined herein) of Protective Life to the extent described herein and in the Prospectus Supplement relating thereto.The Debt Securities may be denominated in United States dollars or, at the option of Protective Life if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Offered Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                         ------------------------------

  THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED  BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
       COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

- - - ------------------------------
*An application has been filed  by Goldman, Sachs &  Co. with the United  States
 Patent and Trademark Office for the registration of the MIPS servicemark.

               The date of this Prospectus is             , 1994.

                             AVAILABLE INFORMATION

    Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Protective Life can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Protective Life and PLC Capital with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Protective Life, PLC Capital and the Offered Securities, reference is made to the Registration Statement. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

    No separate financial statements of PLC Capital have been included herein. Protective Life and PLC Capital do not consider that such financial statements would be material to holders of the Preferred Securities because PLC Capital is a special purpose entity, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than the issuance of the Preferred Securities and the Common Securities and the lending of the net proceeds thereof to Protective Life pursuant to loans evidenced by Subordinated Debentures. See "PLC Capital L.L.C". PLC Capital is a limited liability company formed under the laws of the State of Delaware and is managed by Protective Life, in its capacity as a holder of Common Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Protective Life's Quarterly Reports on Form 10-Q for the three month period ended March 31, 1994 and the three month and six month periods ended June 30, 1994, its Annual Report on Form 10-K for the year ended December 31, 1993, its Form 10-K/A (amending its Annual Report on Form 10-K for the year ended December 31, 1993) dated May 19, 1994, its Current Reports on Form 8-K dated August 4, 1993, February 14, 1994, April 26, 1994, June 17, 1994, July 1, 1994 and July
27, 1994 and its Form 8-K/A dated June 20, 1994 as filed with the Commission pursuant to the Exchange Act (file no. 0-9924), and the description of Protective Life's Common Stock contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act on September 4, 1981, as amended by an amendment thereto filed on Form 8 on October 27, 1981 and the description of Protective Life's Junior Participating Cumulative Preferred Stock contained in its Form 8-A filed on July 15, 1987, as amended by amendments thereto filed on Form 8 on July 23, 1987 and July 29, 1987, including any amendment or report filed for the purpose of updating such descriptions prior to the termination of the offering, are incorporated herein by reference.

    Each  document or report  subsequently filed by  Protective Life pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Protective Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Requests should be directed to: Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202 (telephone: (205) 879-9230).

                          PROTECTIVE LIFE CORPORATION

    Protective Life, a Delaware corporation incorporated in 1981, is an insurance holding company that owns a group of life insurance companies that provide financial services through the production, distribution and administration of insurance and investment products. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary.

    Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 879-9230.

    Protective Life's ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance may generally only pay dividends to Protective Life out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of a subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                               PLC CAPITAL L.L.C.

    PLC Capital is a limited liability company formed under the laws of the State of Delaware. PLC Capital's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230). Protective Life owns, directly and indirectly, all of the Common Securities of PLC

Capital, which Common Securities are nontransferable. PLC Capital was formed by Protective Life and a wholly-owned subsidiary solely to issue Common Securities and Preferred Securities (collectively, the "Membership Securities") and to lend the proceeds thereof to Protective Life in exchange for Subordinated Debentures. Interest and principal payments on Subordinated Debentures are intended to fund the payment of dividends and redemption and liquidation distributions on the Membership Securities. Accordingly, PLC Capital's sole source of cash flow is Protective Life, and PLC Capital's ability to make dividend and other payments in respect of Preferred Securities will be dependent on interest and principal payments by Protective Life on the Subordinated Debentures. See "Protective Life Corporation".

    PLC Capital is managed by Protective Life, in its capacity as a holder of Common Securities (in such capacity, the "Managing Member"). Holders of Membership Securities in PLC Capital are referred to herein as "Members". PLC Capital's Amended and Restated Limited Liability Company Agreement (the "L.L.C. Agreement") provides that Protective Life, in its capacity as a holder of Common Securities, shall be liable for all obligations and liabilities of PLC Capital (including tax obligations, but excluding obligations in respect of Preferred Securities). Under Delaware law, Members who hold Preferred Securities (other than Protective Life) will not be liable for the debts, obligations and liabilities of PLC Capital, whether arising in contract, tort or otherwise, solely by reason of being a Member of PLC Capital (subject to any obligation such Members may have to repay any funds that may have been wrongfully distributed to them).

                                USE OF PROCEEDS

    Except as otherwise described in the applicable Prospectus Supplement, the proceeds from the sale by PLC Capital of any Preferred Securities (together with any capital contributed in respect of Common Securities) will be loaned to Protective Life in exchange for Subordinated Debentures. Protective Life will use borrowings from PLC Capital, and the net proceeds from any sale of Debt Securities, Preferred Stock or Common Stock, for general corporate purposes, including, but not limited to, repayments of indebtedness of Protective Life or its subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. A more detailed description of the use of proceeds of any specific offering of Offered Securities shall be set forth in the Prospectus Supplement pertaining to such offering.

                RATIOS OF CONSOLIDATED EARNINGS TO FIXED CHARGES

    The following table sets forth Protective Life's ratios of consolidated earnings to fixed charges for the years and periods indicated:

                                                                                                      SIX MONTHS
                                                                                                        ENDED
                                                                          YEAR ENDED DECEMBER 31,      JUNE 30,
                                                                        ----------------------------  ----------
                                                                        1989  1990  1991  1992  1993  1993  1994
                                                                        ----  ----  ----  ----  ----  ----  ----
Ratio of Consolidated Earnings to Fixed Charges (1)...................  25.3   8.2   9.7  13.5  14.4  14.6  13.1
Ratio of Consolidated Earnings to Combined Fixed Charges and Dividends
 on Preferred Securities (2)..........................................  25.3   8.2   9.7  13.5  14.4  14.6  12.3
Ratio of Consolidated Earnings to Interest on Debt, Dividends on
 Preferred Securities, and Interest Credited on Investment Products
 (3)..................................................................   3.1   1.6   1.4   1.3   1.4   1.4   1.4

- - - ------------------------
(1) The ratio of consolidated earnings to fixed charges is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding dividends on Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt.

(2) The ratio of consolidated earnings to combined fixed charges and dividends on Preferred Securities is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding dividends on Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt and dividends on Preferred Securities.

(3)  The  ratio  of  consolidated earnings  to  interest on  debt,  dividends on
     Preferred Securities,  and  interest  credited on  investment  products  is calculated  by  dividing the  sum of  income  before income  tax (excluding
     pre-tax  minority  interest  but  not  excluding  dividends  on   Preferred
     Securities  reported as  minority interest),  interest expense  on debt and interest credited on investment products, by the sum of interest expense on debt, dividends on  Preferred Securities and  interest credited on  invest-
     ment  products.  Investment products  include  products such  as guaranteed investment contracts and annuities.

               DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE LIFE

    The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of June 1, 1994, as supplemented by Supplemental Indenture No. 1, dated as of July 1, 1994 (as so supplemented, the "Senior Indenture"), between Protective Life and The Bank of New York, as trustee (the "Trustee"). The Subordinated Debt Securities offered hereby are to be issued under the Subordinated Indenture, dated as of June 1, 1994, as amended and supplemented by Supplemental Indenture No. 1, dated as of June 9, 1994, and Supplemental Indenture No. 2, dated as of August 1, 1994 (as so supplemented and amended, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between Protective Life and AmSouth Bank of Alabama, a State banking corporation, successor, by conversion of charter, to AmSouth Bank NA ("AmSouth Bank"), as trustee (also, the "Trustee"), copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Debt Securities will be unsecured obligations of Protective Life. The Senior Debt Securities will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated obligations of Protective Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness of Protective Life. See "-- Subordination under the Subordinated Indenture". The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective Life.

    Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt
Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;
(7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Protective Life; (9) the obligation, if any, of Protective Life to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Protective Life or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (16) any addition to, or modification or deletion of, any Event of Default or any covenant of Protective Life specified in the Indenture with respect to such Debt Securities; (17) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (18) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; (19) in the case of the Subordinated Indenture, the terms, if any, upon which such Debt Securities may be converted or exchanged, at the option of the holders thereof, into or for Common Stock of Protective Life or other securities or property; and (20) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities. (Section 3.1 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5 of each Indenture.)

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

    The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving Protective Life that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Protective Life maintained for that purpose as Protective Life may designate from time to time, except that, at the option of Protective Life, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of each Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture.)

    Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Protective Life may appoint from time to time. The paying agents outside the United States initially appointed by Protective Life for a series of Debt Securities will be named in the Prospectus Supplement. Protective Life may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Protective Life will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Protective Life will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture.)

    All moneys paid by Protective Life to the Trustee or a paying agent for the payment of the principal of, or any premium or interest on, any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Protective Life, and the Holder of such Security thereafter may look only to Protective Life for payment thereof. (Section 9.3 of each Indenture)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Protective Life maintained for such purpose as designated by Protective Life from time to time. (Sections 3.5 and 9.2 of each Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture.)

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depository (the "Depository") or a nominee for the Depository identified in the applicable Prospectus Supplement, will be deposited with such Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to each Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture.)

    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Protective Life expects that the following provisions will apply to depository arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Protective Life, if such Debt Securities are offered and sold directly by Protective Life. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.5 of each Indenture.)

    Ownership of beneficial interests in a Global Security will be limited to participants and to persons that may hold beneficial interests through participants. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Protective Life understands that, under existing industry practices, if Protective Life requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Protective Life expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. Protective Life also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a Registered Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of Protective Life, the respective Trustees or any agent of Protective Life or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture.)

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security notifies Protective Life that it is unwilling or unable to continue as Depository and a successor Depository is not appointed by Protective Life within 90 days, Protective Life will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Protective Life may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of each Indenture.)

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY PROTECTIVE LIFE

    Protective Life shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (i) the corporation formed by such consolidation or into which Protective Life is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of Protective Life under each Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing and (iii) if, as a result of such transaction, properties or assets of Protective Life would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Debt Securities of any series, Protective Life or its successor shall take steps necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereby. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective Life is merged or to which such sale is made, shall succeed to, and be substituted for Protective Life under each Indenture. (Section 7.1 of each Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Protective Life (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities (including Subordinated Debentures) issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2 of each Indenture.)

    Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Protective Life by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default in payment of principal relating to indebtedness of Protective Life and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective Life and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective Life by the Trustee or to Protective Life and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding; PROVIDED that such Event of Default will be remedied, cured or waived if the default that resulted in such Event of Default is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Protective Life or Protective Life Insurance. (Section 5.1 of each Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of each Indenture.)

    Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; PROVIDED that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as the board of directors of Protective Life, the executive committee thereof or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6 of each Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of each Indenture.)

    Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of each Indenture.)

    Each Indenture includes a covenant that Protective Life will file annually with the Trustee a certificate as to Protective Life's compliance with all conditions and covenants of such Indenture. (Section 9.6 of each Indenture.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security. (Section 5.7 of each Indenture.)

MODIFICATION OF THE INDENTURES

    Each Indenture contains provisions permitting Protective Life and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Protective Life and the assumption of the covenants of Protective Life by a successor to Protective Life; (ii) to add to the covenants of Protective Life or surrender any right or power of Protective Life; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture or to cure any ambiguity or correct any mistake, PROVIDED that any such action does not adversely affect the interests of any holder of Debt Securities of any series then Outstanding; or
(xi) in the case of the Subordinated Indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debentures of any series then Outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then Outstanding, not adverse to the holders of such Preferred Securities). (Section 8.1 of each Indenture.)

    Each Indenture also contains provisions permitting Protective Life and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Protective Life to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debentures of any series then Outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then Outstanding, adverse to the holders of such Preferred Securities); or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each Indenture.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

    In the Subordinated Indenture, Protective Life has covenanted and agreed that any Subordinated Debt Securities (including Subordinated Debentures) issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on (i) all indebtedness of Protective Life, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Protective Life is responsible or liable as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

    If (i) Protective Life defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Protective Life by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective Life, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Protective Life, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Protective Life for the benefit of creditors or (iv) any other marshalling of the assets of Protective Life, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective Life on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Protective Life or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Protective Life being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Protective Life.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Protective Life and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Protective Life on account of Senior Indebtedness, and not on account of Subordinated Debt Securities.

    The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

    The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by Protective Life. Protective Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Protective Life may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Protective Life must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. Additional conditions to defeasance include (x) delivery by Protective Life to the Trustee of an Officer's Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance, (y) no Event of Default with respect to such Debt Securities or any other Debt Securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy Events of Default, at any time on or prior to the 90th day after the date of such defeasance and (z) such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each Indenture.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United
States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Sections 1.1 and 3.1 of each Indenture.)

    In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the

Subordinated Indenture" above, would prevent Protective Life from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities and coupons appertaining thereto at the date of the irrevocable deposit referred to above. (Section 4.6 of the Subordinated Indenture.)

    Protective Life may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Protective Life exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Protective Life exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

NOTICES

    Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of each Indenture)

TITLE

    Protective Life, the Trustee and any agent of Protective Life or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture)

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each Indenture)

THE TRUSTEES

    The Bank of New York is the Trustee under the Senior Indenture. AmSouth Bank is the Trustee under the Subordinated Indenture. Protective Life may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of each Trustee, should it become a creditor of Protective Life, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

                DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE LIFE

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of Protective Life is 84,000,000 shares, consisting of:

        (a) 3,850,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were outstanding as of June 30, 1994;

        (b) 150,000 shares of Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of June 30, 1994; and

        (c) 80,000,000 shares of Common Stock, par value $.50 per share (the "Common Stock"), of which 13,698,752 shares (as well as the same number of Preferred Share Purchase Rights ("Rights") to purchase shares of Junior Preferred Stock pursuant to the Rights Agreement, dated July 13, 1987 (the "Rights Agreement"), between Protective Life and AmSouth Bank, as Rights Agent) were outstanding as of June 30, 1994.

    In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective Life is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the (i) Restated Certificate of Incorporation of Protective Life, as amended (the "Restated Certificate of Incorporation"), (ii) the By-laws of Protective Life and (iii) the Rights Agreement, copies of each of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    No holders of any class of Protective Life's capital stock are entitled to preemptive rights.

               DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE LIFE

    The particular terms of any series of Preferred Stock offered hereby ("Offered Preferred Stock") will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Offered Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Offered Preferred Stock that will be set forth in a Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

                 DESCRIPTION OF COMMON STOCK OF PROTECTIVE LIFE

GENERAL

    Subject to the rights of the holders of any shares of Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in Protective Life, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective Life, the holders of Common Stock are entitled to receive, after payment of all of Protective Life's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of Protective Life. Holders of Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common
Stock sold hereunder will be fully paid and non-assessable. AmSouth Bank of Birmingham, Alabama is the registrar and transfer agent for the Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "PL."

CERTAIN PROVISIONS

    The provisions of Protective Life's Restated Certificate of Incorporation that are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    ISSUANCE OF PREFERRED STOCK. Pursuant to the Restated Certificate of Incorporation, the Board of Directors by resolution may establish one or more series of Preferred Stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective Life.

    BUSINESS COMBINATIONS. Protective Life's Restated Certificate of Incorporation contains a "fair price" provision which generally requires that certain "Business Combinations" with a "Related Person" (generally the beneficial owner of at least 20 percent of Protective Life's voting stock) be approved by the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such Related Person, unless (a) the transaction is approved by at least a majority of the "Continuing Directors" of Protective Life, or (b) the Business Combination is either a "Reorganization" or a Business Combination in which Protective Life is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the Business Combination by holders of the Common Stock of Protective Life other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by such Related Person in acquiring any holdings of Protective Life's Common Stock either in or subsequent to the transaction or series of transactions by reason of which the Related Person became a Related Person. Protective Life's Restated Certificate of Incorporation defines "Business Combination" as (i) any Reorganization of Protective Life or a subsidiary of Protective Life, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "Substantial Part" of the assets either of Protective Life or of a subsidiary of Protective Life, (iii) any sale, lease, exchange, transfer or other disposition of all or any "Substantial Part" of the assets of an entity to Protective Life or a subsidiary of Protective Life, (iv) the issuance of any securities of Protective Life or any subsidiary of Protective Life except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock, (v) any recapitalization or reclassification of Protective Life's securities (including any reverse stock split) that would have the effect of increasing the voting power of an entity and (vi) any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of Business Transaction. "Continuing Director" is defined to mean a director who was a member of the Board of Directors of Protective Life immediately prior to the time such Related Person became a Related Person. "Substantial Part" is defined as more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the Continuing Directors as of the end of its most recent fiscal year ending prior to the time the determination is being made. "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a subsidiary of Protective Life, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration. Under the Restated Certificate of Incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the Restated Certificate of Incorporation relating to Business Combinations with a Related Person requires the affirmative vote of the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of Protective Life's voting stock held by holders other than such Related Person.

SHARE PURCHASE RIGHTS PLAN

    On July 13, 1987, the Board of Directors of Protective Life declared a dividend distribution of one Right for each outstanding share of Common Stock. The distribution was payable on July 28, 1987 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Protective Life one one-hundredth of a share of Junior Preferred Stock at a price of $52 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to adjustment.

    Until the earlier to occur of (i) ten days following the time of a public announcement or notice to Protective Life that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding

Common Stock of Protective Life (the "Stock Acquisition Time") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 30% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of July 28, 1987, by such Common Stock certificate with a copy of a "Summary of Rights" attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after July 28, 1987, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of July 28, 1987, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on July 28, 1997, unless earlier redeemed by Protective Life as described below or extended.

    The Purchase Price payable, and the number and kind of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock or (iii) upon the distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Junior Preferred Stock issuable upon the exercise of each Right are subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock.

    In the event that after the Stock Acquisition Time, Protective Life is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power is sold, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective Life were the surviving corporation in a merger and its Common Stock was not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or, in certain circumstances, a combination of cash, other property, Preferred Stock, Common Stock and/or other securities) having a market value of two times the exercise price of the Right.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of Rights or fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Junior Preferred Stock which may, upon the election of Protective Life, be evidenced by depository receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Rights or Junior Preferred Stock, as the case may be, on the last trading date of exercise.

    At any time prior to the earlier of ten business days following public announcement or notice to Protective Life that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock and July 28, 1997, Protective Life may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). After such redemption period has expired, Protective Life's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 5% or less of the outstanding shares of Common Stock. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 Redemption Price per Right.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective Life, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Protective Life, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of Protective Life or for common stock of the acquiring company as set forth above.

    The Rights and the Rights Agreement can be amended by the Board of Directors of Protective Life (after the Stock Acquisition Time, only with the approval of a majority of the Continuing Directors) in any respect whatsoever up until the close of business on the tenth business day following the Stock Acquisition Time, and thereafter in certain respects which do not adversely affect the interests of holders of Right Certificates (other than an Acquiring Person or its affiliates of associates).

    For purposes of the Rights Agreement, the term "Continuing Director" means any member of the Board of Directors of Protective Life who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective Life in a manner which causes the Rights to become exercisable unless the offer is conditioned on substantially all the Rights being acquired. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective Life which are not approved by Protective Life's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective Life's Board of Directors.

    The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Available Information".

DESCRIPTION OF JUNIOR PREFERRED STOCK

    GENERAL. In connection with the Rights Agreement, 150,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by the Board of Directors of Protective Life. No shares of Junior Preferred Stock are outstanding as of the date of this Prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Restated Certificate of Incorporation and the certificate of designation relating to the Junior Preferred Stock (the "Certificate of Designation"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    RANKING. The Junior Preferred Stock shall rank junior to all other series of Protective Life's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    DIVIDENDS AND DISTRIBUTIONS. Subject to the prior and superior rights of the holders of any share of any series of Preferred Stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum) or (b) (subject to adjustment upon certain dilutive events) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

    Protective Life shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights: (a) subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective Life; (b) except as otherwise provided by the Certificate of Designation, the Restated Certificate of Incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective Life; and (c) except as provided in the Certificate of Designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

    LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective Life, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

    CONSOLIDATION, MERGER, ETC. In case Protective Life shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    CERTAIN RESTRICTIONS. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective Life shall not: (i) declare or pay dividends on, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective Life may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective Life ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. Protective Life shall not permit any subsidiary of Protective Life to purchase or otherwise acquire for consideration any shares of stock of Protective Life unless Protective Life could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

    REDEMPTION.  The shares of Junior Preferred Stock are not redeemable.

CERTAIN LIMITATIONS ON DIVIDENDS AND OTHER PAYMENTS

    Under the terms of the 9% Subordinated Debentures, Series A of Protective Life (the "Series A Subordinated Debentures"), so long as Protective Life is not in default in the payment of interest on the Series A Subordinated Debentures, Protective Life has the right at any time to extend the interest payment period to the next interest payment date by a period (not to exceed 60 months from the last date on which interest was paid in full). During any such extended interest period, or at any time during which there is an uncured Default or Event of Default (as defined in the Subordinated Indenture, see "Description of Debt Securities of Protective Life -- Events of Default, Notice and Certain Rights on Default") under the Series A Subordinated Debentures, Protective Life is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or make any guarantee payments with respect to the foregoing (other than (a) redemptions or purchases pursuant to the Rights Agreement or any successor plan to the share purchase plan established pursuant to such Rights Agreement and (b) payments under any guarantee of the Series A Preferred Securities or other Preferred Securities ranking PARI PASSU with the Series A Preferred Securities).

               DESCRIPTION OF PREFERRED SECURITIES OF PLC CAPITAL

    The issued capital of PLC Capital consists of one Class A Interest, which is owned by Protective Life, one Class B Interest, which is owned by a wholly-owned subsidiary of Protective Life, and $55,000,000 in aggregate principal amount of Series A Preferred Securities which are listed on the New York Stock Exchange under the trading symbol "PL Pr M."

    PLC Capital is authorized to issue from time to time Preferred Securities in one or more series, with such dividend rights, liquidation preferences, redemption provisions, voting rights and other rights, powers and duties as shall be established by the L.L.C. Agreement and written actions (the "Actions") taken, or to be taken, by the Managing Member establishing such rights, powers and duties (which

Actions, when taken, constitute an amendment and supplement to, and become a part of, the L.L.C. Agreement). The L.L.C. Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and a copy of the Action relating to Preferred Securities of any series will be filed with the Commission at or prior to the time of the sale of the Preferred Securities of such series. Preferred Securities will be issued in registered form only.

    The Managing Member is authorized, subject to the provisions of the L.L.C. Agreement, to establish by Actions for each series of Preferred Securities, and the applicable Prospectus Supplement shall set forth with respect to such series: (i) the maximum number of Preferred Securities to constitute such series and the distinctive designation thereof; (ii) the dividend rate, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class of Membership Securities or on any other series of Preferred Securities, and whether such dividends shall be cumulative or noncumulative; (iii) whether the Preferred Securities of such series shall be subject to redemption, and, if so, the times, prices and other terms and conditions thereof; (iv) the rights of the holders of Preferred Securities of such series upon the dissolution, liquidation or winding-up of PLC Capital; (v) whether the Preferred Securities of such series shall be subject to a retirement or sinking fund, and, if so, the extent, terms and provisions relative to the operation thereof; (vi) whether the Preferred Securities of any series shall be convertible into, or exchangeable for, Membership Securities of any other class or series or securities of any other kind, including securities issued by Protective Life or any of its affiliates, and, if so, the price or rate of conversion or exchange and any method of adjusting the same; (vii) the limitations and restrictions, if any, to be applicable while any Preferred Securities of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by PLC Capital of, Common Securities or any other class of Membership Securities or any other series of Preferred Securities ranking junior to the Preferred Securities of such series either as to dividends or upon liquidation; (viii) the conditions or restrictions, if any, upon the creation of indebtedness of PLC Capital or upon the issue of any additional Membership Securities (including additional Preferred Securities of such series or of any other series) ranking on a parity with or prior to the Preferred Securities of such series as to dividends or distributions of assets upon liquidation; (ix) the voting rights, if any, of Preferred Securities of such series; and (x) any other relative rights, powers and duties as shall not be inconsistent with the L.L.C. Agreement. In connection with the foregoing the Managing Member is authorized to take any action, including amendment of the L.L.C. Agreement, without the vote or approval of any holder of Preferred Securities (other than the requisite vote or approval, if any, of holders of any outstanding series of Preferred Securities to the extent provided in the Action relating to such series), including any Action to create under the provisions of the L.L.C. Agreement a class (or series of a class) or group of Membership Securities that was not previously outstanding.

    All Preferred Securities of any one series shall be identical with each other in all respects, except that Preferred Securities of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative. All series of Preferred Securities shall rank equally and be identical in all respects, except as permitted by the L.L.C. Agreement provisions summarized in the preceding paragraph, and all Preferred Securities shall rank senior to the Common Securities both as to dividends and upon liquidation. The Common Securities are also subject to all the rights, powers and duties of the Preferred Securities as are established in the L.L.C. Agreement and as shall be established in any Actions of the Managing Member pursuant to the authority summarized in the preceding paragraph.

   DESCRIPTION OF CERTAIN CONTRACTUAL BACK-UP OBLIGATIONS OF PROTECTIVE LIFE

THE GUARANTEE OF CERTAIN PAYMENTS

    Protective Life, by an irrevocable and unconditional subordinated guarantee (the "Guarantee"), will agree, to the limited extent set forth herein and in the related Prospectus Supplement, to pay in full, to the holders of Preferred Securities of any series, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which PLC Capital may have or assert.

The Guarantee will constitute a guarantee of payment and may be enforced by holders of Preferred Securities directly against Protective Life. The following payments to the extent not made by PLC Capital (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid dividends which have theretofore been declared on the Preferred Securities of such series out of funds held by PLC Capital and legally available therefor; (ii) the redemption price (including all accumulated and unpaid dividends whether or not declared) payable, out of funds held by PLC Capital and legally available therefor, with respect to any Preferred Securities of such series called for redemption by PLC Capital; and (iii) in the event of any dissolution, liquidation or winding-up of PLC Capital, the lesser of (a) the aggregate of the liquidation preference of the Preferred Securities of such series and all accumulated and unpaid dividends (whether or not declared) to the date of payment and (b) the amount of remaining assets of PLC Capital legally available to holders of Preferred Securities of such series. In addition, Protective Life will unconditionally and irrevocably guarantee, in the event of any exchange by PLC Capital of Preferred Securities for Subordinated Debentures (to the extent permitted by the Action for such Preferred Securities), delivery of certificates representing the proper amount of such Subordinated Debentures in conformity with the Action for such series. Protective Life's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Protective Life to the holders of Preferred Securities of such series or by causing PLC Capital to pay such amounts to such holders. The Prospectus Supplement relating to a series of Preferred Securities will describe any additional covenants or other terms of the Guarantee with respect to such series. The Guarantee will rank PARI PASSU with Subordinated Debentures and, accordingly, will be subordinate and junior in right of payment to all Senior Indebtedness in a manner identical to that described under "Description of Debt Securities of Protective Life -- Subordination under the Subordinated Indenture."

    THE GUARANTEE IS NOT A GUARANTEE THAT ANY PARTICULAR DIVIDEND OR AMOUNT ON LIQUIDATION, DISSOLUTION OR WINDING UP WILL BE PAID; RATHER, THE GUARANTEE IS SOLELY A GUARANTEE OF PAYMENT OF DIVIDENDS, IF ANY, THAT ARE IN FACT DECLARED OUT OF FUNDS HELD BY PLC CAPITAL AND LEGALLY AVAILABLE THEREFOR, OF THE REDEMPTION PRICE PAYABLE, OUT OF FUNDS HELD BY PLC CAPITAL AND LEGALLY AVAILABLE THEREFOR, WITH RESPECT TO THE PREFERRED SECURITIES OF ANY SERIES CALLED FOR REDEMPTION BY PLC CAPITAL AND OF AMOUNTS, IF ANY, AVAILABLE FOR DISTRIBUTION TO THE HOLDERS OF THE PREFERRED SECURITIES OF ANY SERIES UPON LIQUIDATION, DISSOLUTION OR WINDING UP AFTER SATISFACTION OF ALL CREDITORS OF PLC CAPITAL.

SUBORDINATED DEBENTURES

    Protective Life will issue Subordinated Debentures to PLC Capital to evidence the loans to be made by PLC Capital of the proceeds of (i) Preferred Securities of each series and (ii) Common Securities and related capital contributions ("Common Securities Payments"). See "Description of Debt Securities of Protective Life" for a summary of the material provisions of the Subordinated Indenture, under which the Subordinated Debentures will be issued. References to provisions of the Subordinated Indenture in this Prospectus and in the relevant Prospectus Supplement are qualified in their entirety by reference to the text of the Subordinated Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The aggregate dollar amount of the Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will equal the aggregate liquidation preference of the Preferred Securities of such series, together with the related Common Securities Payments.

                              PLAN OF DISTRIBUTION

    Protective Life may sell any of the Debt Securities, Preferred Stock and Common Stock, and PLC Capital may sell any of the Preferred Securities, being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Protective Life or PLC Capital, as the case may be, to purchasers.

    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Offered Securities may be solicited by agents designated by Protective Life or PLC Capital, as the case may be, from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Protective Life or PLC Capital to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

    If Offered Securities are sold by means of an underwritten offering, Protective Life and/or PLC Capital will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Protective Life or PLC Capital, as the case may be, will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Offered Securities may be solicited directly by Protective Life or PLC Capital, as the case may be, and the sale thereof may be made by Protective Life or PLC Capital, as the case may be, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements with Protective Life and/or PLC Capital to indemnification by Protective Life and/or PLC Capital against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

    Each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. Protective Life may elect to list any series of Debt Securities or Preferred Stock, and PLC Capital may elect to list any series of Preferred Securities, on an exchange, but neither company shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective Life and its subsidiaries (including PLC Capital) in the ordinary course of business.

    Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective Life or PLC Capital, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with Protective Life or PLC Capital and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Protective Life to indemnification or contribution by Protective Life and/or PLC Capital against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Protective Life and its subsidiaries (including PLC Capital) in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, Protective Life or PLC Capital, as the case may be, may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Offered Securities from Protective Life or PLC Capital, as the case may be, at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Protective Life.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of any Offered Securities offered hereby and of the Guarantee and the Subordinated Debentures relating to any Preferred Securities of PLC Capital offered hereby will be passed upon for Protective Life and PLC Capital by Debevoise & Plimpton, 875 Third Avenue, New York, New York and for any underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York. Debevoise & Plimpton and Sullivan & Cromwell may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and PLC Capital, as to all matters of Delaware law relating to any Preferred Securities.

                                    EXPERTS

    The consolidated balance sheets of Protective Life as of December 31, 1993 and 1992 and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1993 and the related financial statement schedules which are incorporated by reference or included in Protective Life's Annual Report on Form 10-K for the year ended December 31, 1993 and which have been incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph with respect to changes in Protective Life's methods of accounting for certain investments in debt and equity securities in 1993 and postretirement benefits other than pensions in 1992, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    With respect to the unaudited interim financial information for Protective Life Corporation and subsidiaries for the three-month periods ended March 31, 1994 and 1993 and the three-month and six-month periods ended June 30, 1994 and 1993 incorporated by reference in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Registration Statement of which this Prospectus forms a part states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

    The financial statements of Wisconsin National Life Insurance Company as of December 31, 1992 and 1991, and for each of the years in the two year period ended December 31, 1992, incorporated by reference in or included in Protective Life's Current Report on Form 8-K, dated August 4, 1993, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

- - - ----------------------------------------------
                                  ----------------------------------------------
- - - ----------------------------------------------
                                  ----------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROTECTIVE LIFE OR PLC CAPITAL SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                        PAGE
                                                        -----
Available Information..............................           2
Incorporation of Certain Documents by Reference....           2
Protective Life Corporation........................           3
PLC Capital L.L.C..................................           3
Use of Proceeds....................................           4
Ratios of Consolidated Earnings to Fixed Charges...           4
Description of Debt Securities of Protective
 Life..............................................           5
Description of Capital Stock of Protective Life....          14
Description of Preferred Stock of Protective
 Life..............................................          15
Description of Common Stock of Protective Life.....          15
Description of Preferred Securities of PLC
 Capital...........................................          20
Description of Certain Contractual Back-Up
 Obligations of Protective Life....................          21
Plan of Distribution...............................          22
Validity of Securities.............................          24
Experts............................................          24

                          PROTECTIVE LIFE CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               PLC CAPITAL L.L.C.
                      CUMULATIVE MONTHLY INCOME PREFERRED
                          SECURITIES GUARANTEED TO THE
                            EXTENT SET FORTH HEREIN
                                       BY
                          PROTECTIVE LIFE CORPORATION

                                  -----------

                                   PROSPECTUS

                                  -----------

- - - ----------------------------------------------
                                  ----------------------------------------------
- - - ----------------------------------------------
                                  ----------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth those expenses to be incurred by Protective Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee....................  $  25,863
Rating agency fees...............................................     75,000
Fees and expenses of Trustees....................................     25,000
Blue Sky and legal investment fees and expenses..................     30,000
Printing and engraving expenses..................................     50,000
Accountant's fees and expenses...................................     25,000
Legal fees and expenses..........................................     75,000
Miscellaneous expenses...........................................     50,000
                                                                   ---------
    Total........................................................  $ 355,863
                                                                   ---------
                                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5  of Article  VI  of Protective  Life's Restated  Certificate  of
Incorporation provides that Protective Life shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective Life or was serving at the request of Protective Life as an officer, director, employee or agent of another corporation, partnership, joint venture, enterprise, or nonprofit entity.

    Protective Life is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective Life) by reason of the fact that such person is or was an officer, employee, agent or director of Protective Life, or is or was serving at the request of Protective Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective Life. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

    Policies of insurance are maintained by Protective Life under which directors and officers of Protective Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective Life's Restated Certificate of Incorporation also provides that no director shall be personally liable to Protective Life or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective Life or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Protective Life has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective Life and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective Life, Protective Life must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective Life has similar agreements with certain of its executive officers under which Protective Life is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

ITEM 16.  EXHIBITS.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
- - - ----------  ------------------------------------------------------------------------------------------------------
 1(a)       Underwriting Agreement for Debt Securities, dated June 23, 1994 (incorporated by reference to Exhibit
             1(a) to Protective Life Corporation's Current Report on Form 8-K filed July 1, 1994)
 1(a)(1)    Form of Pricing Agreement -- Debt Securities (incorporated by reference to Annex I to Exhibit 1(a) to
             Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 1(b)       Form of Underwriting Agreement -- Preferred Stock (incorporated by reference to Exhibit 1(b) to
             Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 1(c)       Form of Underwriting Agreement -- Common Stock*
 1(d)       Underwriting Agreement for Preferred Securities, dated June 2, 1994 (incorporated by reference to
             Exhibit 1(c) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994)
 1(d)(1)    Form of Pricing Agreement -- Preferred Securities (incorporated by reference to Annex I to Exhibit
             1(c) to Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 4(a)       1985 Restated Certificate of Incorporation of Protective Life Corporation (incorporated by reference to Exhibit 3(a) to Protective Life Corporation's Form 10-K Annual Report for the year ended December
             31, 1993)
 4(a)(1)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life Corporation
             filed with the Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit
             3(a)(1) to Protective Life Corporation's Form 10-K Annual Report for the year ended December 31,
             1993)
 4(a)(2)    Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life
             Corporation filed with the Secretary of State of Delaware on July 14, 1987, as amended by the
             Certificate of Correction of Certificate of Designation of Junior Participating Cumulative Preferred
             Stock filed with the Secretary of State of Delaware on July 27, 1987 (incorporated by reference to
             Exhibit A to Exhibit 3(a)(4) to Protective Life Corporation's Form 10-K Annual Report for the year ended December 31, 1987)
 4(a)(3)    Certificate of Correction of Certificate of Designation of Junior
             Participating Cumulative Preferred Stock of Protective Life Corporation filed with the Secretary of
             State of Delaware on July 27, 1987 (incorporated by reference to Exhibit 3(a)(4) to Protective Life
             Corporation's Form 10-K Annual Report for the year ended December 31, 1987)

- - - ------------------------
* To be filed as an exhibit to Form 8-K in reference to a specific offering of Common Stock, if any, to which it relates.

 EXHIBIT
 NUMBER                                       DESCRIPTION
- - - ---------  ----------------------------------------------------------------------------------
 4(a)(4)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life Corporation
             filed with the Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit
             3(a)(5) to Protective Life Corporation's Form 10-Q Quarterly Report for the period ended March 31,
             1994)
 4(b)      Amended By-Laws of Protective Life Corporation, as amended (incorporated by reference to Exhibit B to Protective Life Corporation's Current Report on Form
            8-K, filed May 18, 1983)
 4(c)      Certificate of Formation of PLC Capital L.L.C. (incorporated by reference to
            Exhibit 4(c) to Protective Life Corporation and PLC Capital's Registration
            Statement No. 33-52831)
 4(d)      Amended and Restated Limited Liability Company Agreement of PLC Capital L.L.C.
            (incorporated by reference to Exhibit 4(d) to Protective Life Corporation and PLC
            Capital's Registration Statement No. 33-52831)
 4(e)      Form of Action establishing series of Preferred Securities (included as Annex A to
            Exhibit 4(d))
 4(f)      Specimen Preferred Security Certificate (included as Annex B to Exhibit 4(d))
 4(g)      Senior Indenture, dated as of June 1, 1994, between Protective Life Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)
            to Protective Life Corporation's Current Report on Form 8-K filed July 1, 1994)
 4(h)      Supplemental Indenture No. 1, dated as of July 1, 1994, to the Senior Indenture between Protective Life Corporation and The Bank of New York, as Trustee
            (incorporated by reference to Exhibit 4(g)(1) to Protective Life Corporation's
            Current Report on Form 8-K filed July 1, 1994)
 4(i)      Subordinated Indenture, dated as of June 1, 1994, between Protective Life
            Corporation and AmSouth Bank, as Trustee (incorporated by reference to Exhibit
            4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17,
            1994)
 4(j)      Form of Guarantee Agreement between Protective Life Corporation and PLC Capital
            L.L.C. (incorporated by reference to Exhibit 4(i) to Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 4(k)      Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated
            Indenture between Protective Life Corporation and AmSouth Bank, as Trustee
            (incorporated by reference to Exhibit 4(h)(1) to Protective Life Corporation's
            Current Report on Form 8-K filed June 17, 1994)
 4(l)      Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated
            Indenture between Protective Life Corporation and AmSouth Bank, as Trustee
 4(m)      Specimen of Certificate for Protective Life Corporation's Common Stock
            (incorporated by reference to Exhibit 4(c) to Protective Life Corporation's
            Registration Statement on Form S-2 No. 2-94352)
 4(n)      Rights Agreement, dated as of July 13, 1987, between Protective Life Corporation and AmSouth Bank, as Rights Agent (incorporated by reference to Exhibit 1 to
            Protective Life Corporation's Form 8-A filed July 15, 1987)
 5(a)      Opinion of Debevoise & Plimpton, counsel to Protective Life Corporation and PLC
            Capital L.L.C., as to legality of the Offered Securities, the Guarantee and the
            Subordinated Debentures
 5(b)      Opinion of Richards, Layton & Finger, special Delaware counsel to Protective Life
            Corporation and PLC Capital, as to legality of the Preferred Securities
12         Computation of Ratios of Consolidated Earnings to Fixed Charges
15         Letter of Coopers & Lybrand L.L.P.
23(a)      Consent of Coopers & Lybrand L.L.P.
23(b)      Consent of KPMG Peat Marwick
23(c)      Consent of Debevoise & Plimpton (included in Exhibit 5(a))
23(d)      Consent of Richards, Layton & Finger (included in Exhibit 5(b))
24(a)      Power of Attorney of Board of Directors
24(b)      Power of Attorney of Chief Financial Officer of Protective Life (with certified copy of resolutions of the Board of Directors of Protective Life attached thereto)

 EXHIBIT
 NUMBER                                       DESCRIPTION
- - - ---------  ----------------------------------------------------------------------------------
25(a)       Statement of Eligibility of Trustee on Form T-1 (The Bank of New York) (incorporated by reference to
             Exhibit 25(a) to Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
25(b)       Statement of Eligibility of Trustee on Form T-1 (AmSouth Bank)

ITEM 17.  UNDERTAKINGS.

    (A)  RULE 415 OFFERING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective Life pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (C) ACCELERATION OF EFFECTIVENESS.

    Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PROTECTIVE LIFE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON AUGUST 12, 1994.

                                          PROTECTIVE LIFE CORPORATION
                                          (Registrant)

                                          By:       /s/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                             President, Chief Executive Officer
                                                           and
                                                  Chairman of the Board

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PLC CAPITAL L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON AUGUST 12, 1994.

                                          PLC CAPITAL L.L.C.
                                          (Registrant)

                                          By PROTECTIVE LIFE CORPORATION
                                             as Managing Member

                                          By:       /s/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                             President, Chief Executive Officer
                                                           and
                                                  Chairman of the Board

    PURSUANT  TO  THE  REQUIREMENTS  OF   THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH PROTECTIVE LIFE CORPORATION AND THE MANAGING MEMBER INDICATED:

                 SIGNATURES                                  TITLE                              DATE
- - - --------------------------------------------  -----------------------------------  ------------------------------
                                              President and Chief Executive
             /s/ DRAYTON NABERS, JR.           Officer (Principal Executive
     ----------------------------------        Officer), Chairman of the Board            August 12, 1994
            Drayton Nabers, Jr.                and Director
                      *                       Executive Vice President and Chief
     ----------------------------------        Financial Officer (Principal
               John D. Johns                   Financial Officer)
                /s/ JERRY W. DEFOOR           Vice President and Controller and
     ----------------------------------        Chief Accounting Officer                   August 12, 1994
              Jerry W. DeFoor                  (Principal Accounting Officer)
                     *
     ----------------------------------       Chairman Emeritus and Director
           William J. Rushton III
                             *
     ----------------------------------       Director
               John W. Woods
                             *
     ----------------------------------       Director
          Crawford T. Johnson III
                             *
     ----------------------------------       Director
          William J. Cabaniss, Jr.
                             *
     ----------------------------------       Director
               H.G. Pattillo
                             *
     ----------------------------------       Director
             Edward L. Addison
                             *
     ----------------------------------       Director
            John J. McMahon, Jr.
                             *
     ----------------------------------       Director
               A.W. Dahlberg
                             *
     ----------------------------------       Director
             John W. Rouse, Jr.
                             *
     ----------------------------------       Director
              Robert T. David
                             *
     ----------------------------------       Director
            Ronald L. Kuehn, Jr.
                             *
     ----------------------------------       Director
             Herbert A. Sklenar

*By       /s/ DEBORAH J. LONG
       ------------------------------
              Deborah J. Long
              Attorney-in-Fact
              August 12, 1994

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    EXHIBITS
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                          PROTECTIVE LIFE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               PLC CAPITAL L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                              PAGE
  NUMBER                                                 DESCRIPTION                                                   NO.
- - - ----------  -----------------------------------------------------------------------------------------------------     -----
 1(a)       Underwriting Agreement for Debt Securities, dated June 23, 1994 (incorporated by reference to Exhibit
             1(a) to Protective Life Corporation's Current Report on Form 8-K filed July 1, 1994)
 1(a)(1)    Form of Pricing Agreement -- Debt Securities (incorporated by reference to Annex I to Exhibit 1(a) to
             Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 1(b)       Form of Underwriting Agreement -- Preferred Stock (incorporated by reference to Exhibit 1(b) to
             Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 1(c)       Form of Underwriting Agreement -- Common Stock*
 1(d)       Underwriting Agreement for Preferred Securities, dated June 2, 1994 (incorporated by reference to
             Exhibit 1(c) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994)
 1(d)(1)    Form of Pricing Agreement -- Preferred Securities (incorporated by reference to Annex I to Exhibit
             1(c) to Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 4(a)       1985 Restated Certificate of Incorporation of Protective Life Corporation (incorporated by reference to Exhibit 3(a) to Protective Life Corporation's Form 10-K Annual Report for the year ended December
             31, 1993)
 4(a)(1)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life Corporation
             filed with the Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit
             3(a)(1) to Protective Life Corporation's Form 10-K Annual Report for the year ended December 31,
             1993)
 4(a)(2)    Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life
             Corporation filed with the Secretary of State of Delaware on July 14, 1987, as amended by the
             Certificate of Correction of Certificate of Designation of Junior Participating Cumulative Preferred
             Stock filed with the Secretary of State of Delaware on July 27, 1987 (incorporated by reference to
             Exhibit A to Exhibit 3(a)(4) to Protective Life Corporation's Form 10-K Annual Report for the year ended December 31, 1987)
 4(a)(3)    Certificate of Correction of Certificate of Designation of Junior Participating Cumulative Preferred
             Stock of Protective Life Corporation filed with the Secretary of State of Delaware on July 27, 1987
             (incorporated by reference to Exhibit 3(a)(4) to Protective Life Corporation's Form 10-K Annual
             Report for the year ended December 31, 1987)
 4(a)(4)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life Corporation
             filed with the Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit
             3(a)(5) to Protective Life Corporation's Form 10-Q Quarterly Report for the period ended March 31,
             1994)
 4(b)       Amended By-Laws of Protective Life Corporation, as amended (incorporated by reference to Exhibit B to
             Protective Life Corporation's Current Report on Form 8-K, filed May 18, 1983)
 4(c)       Certificate of Formation of PLC Capital L.L.C. (incorporated by reference to Exhibit 4(c) to
             Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 4(d)       Amended and Restated Limited Liability Company Agreement of PLC Capital L.L.C. (incorporated by reference to Exhibit 4(d) to Protective Life Corporation and PLC Capital's Registration Statement
             No. 33-52831)
 4(e)       Form of Action establishing series of Preferred Securities (included as Annex A to Exhibit 4(d))
 4(f)       Specimen Preferred Security Certificate (included as Annex B to Exhibit 4(d))
 4(g)       Senior Indenture, dated as of June 1, 1994, between Protective Life Corporation and The Bank of New
             York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective Life Corporation's Current
             Report on Form 8-K filed July 1, 1994)

- - - ------------------------
* To be filed as an exhibit to Form 8-K in reference to a specific offering of Common Stock, if any, to which it relates.

 EXHIBIT                                                                                                              PAGE
  NUMBER                                                 DESCRIPTION                                                   NO.
- - - ----------  -----------------------------------------------------------------------------------------------------     -----
 4(h)      Supplemental Indenture No. 1, dated as of July 1, 1994, to the Senior Indenture between Protective Life Corporation and The Bank of New York, as Trustee
            (incorporated by reference to Exhibit 4(g)(1) to Protective Life Corporation's
            Current Report on Form 8-K filed July 1, 1994)
 4(i)      Subordinated Indenture, dated as of June 1, 1994, between Protective Life
            Corporation and AmSouth Bank, as Trustee (incorporated by reference to Exhibit
            4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17,
            1994)
 4(j)      Form of Guarantee Agreement between Protective Life Corporation and PLC Capital
            L.L.C. (incorporated by reference to Exhibit 4(i) to Protective Life Corporation and PLC Capital's Registration Statement No. 33-52831)
 4(k)      Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated
            Indenture between Protective Life Corporation and AmSouth Bank, as Trustee
            (incorporated by reference to Exhibit 4(h)(1) to Protective Life Corporation's
            Current Report on Form 8-K filed June 17, 1994)
 4(l)      Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated
            Indenture between Protective Life Corporation and AmSouth Bank, as Trustee
 4(m)      Specimen of Certificate for Protective Life Corporation's Common Stock
            (incorporated by reference to Exhibit 4(c) to Protective Life Corporation's
            Registration Statement on Form S-2 No. 2-94352)
 4(n)      Rights Agreement, dated as of July 13, 1987, between Protective Life Corporation and AmSouth Bank, as Rights Agent (incorporated by reference to Exhibit 1 to
            Protective Life Corporation's Form 8-A filed July 15, 1987)
 5(a)      Opinion of Debevoise & Plimpton, counsel to Protective Life Corporation and PLC
            Capital L.L.C., as to legality of the Offered Securities, the Guarantee and the
            Subordinated Debentures
 5(b)      Opinion of Richards, Layton & Finger, special Delaware counsel to Protective Life
            Corporation and PLC Capital, as to legality of the Preferred Securities
12         Computation of Ratios of Consolidated Earnings to Fixed Charges
15         Letter of Coopers & Lybrand L.L.P.
23(a)      Consent of Coopers & Lybrand L.L.P.
23(b)      Consent of KPMG Peat Marwick
23(c)      Consent of Debevoise & Plimpton (included in Exhibit 5(a))
23(d)      Consent of Richards, Layton & Finger (included in Exhibit 5(b))
24(a)      Power of Attorney of Board of Directors
24(b)      Power of Attorney of Chief Financial Officer of Protective Life (with certified copy of resolutions of the Board of Directors of Protective Life attached thereto)
25(a)      Statement of Eligibility of Trustee on Form T-1 (The Bank of New York)
            (incorporated by reference to Exhibit 25(a) to Protective Life Corporation and
            PLC Capital's Registration Statement No. 33-52831)
25(b)      Statement of Eligibility of Trustee on Form T-1 (AmSouth Bank)